UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 13, 2006

THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-22378	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road, Suite 300	63017
Chesterfield, Missouri	(Zip Code)
(Address of principal executive offices)

(636) 728-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act.

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01.              Changes in Registrant’s Certifying Accountant.

On July 13, 2006, Ernst & Young LLP (“Ernst & Young”) informed Thermadyne Holdings Corporation (the “Company”) that Ernst & Young will resign as the Company’s independent registered public accounting firm effective as of the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The audit of the Company’s financial statements as of and for the year ended December 31, 2005 is not complete and Ernst & Young has not issued a report on these financial statements. The reports of Ernst & Young on the Company’s financial statements as of and for the year ended December 31, 2004 and as of and for the seven months ended December 31, 2003 have been withdrawn. As disclosed in its Current Reports on Form 8-K filed June 26, 2006 and July 12, 2006, the Company will restate its previously filed financial statements for the seven months ended December 31, 2003, the year ended December 31, 2004, each of the quarters in the year ended December 31, 2004 and each of the first three quarters of 2005 to correct errors in accounting for certain income tax matters, foreign currency translation, certain foreign business units and miscellaneous other matters.

In connection with the audits, still in process, of the Company’s financial statements for the years ended December 31, 2004 (to be restated) and  2005 and the subsequent period through July 13, 2006, there have been no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) to date between Ernst & Young and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures that, if not resolved to the satisfaction of Ernst & Young, would cause Ernst & Young to make reference to the subject matter of the disagreement in connection with considering its report on the Company’s financial statements for such periods. As of this date, Ernst & Young has not reported on the Company’s financial statements for these periods. There can be no assurance as to when Ernst & Young’s audit of such financial statements will be completed or that at the conclusion of Ernst & Young’s audit, Ernst & Young will give an opinion, unqualified or otherwise, on such financial statements without additional restatements.

During the years ended December 31, 2005 and 2004, and through July 13, 2006, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•                  The Company disclosed certain material weaknesses in its internal controls over financial reporting in its Annual Report on Form 10-K filed on March 17, 2005 (the “2004 10-K”) and its Quarterly Reports on Form 10-Q filed May 10, 2005, August 9, 2005 and October 9, 2005 (the “2005 10-Qs”). For a discussion of these material weaknesses, see Item 9A “Controls and Procedures” in the 2004 10-K and Item 4 “Controls and Procedures” in each of the 2005 10-Qs; each of these items is incorporated herein by reference.

•                  The Company anticipates disclosing the following material weaknesses in its Annual Report on Form 10-K for the year ended December 31, 2005:

Financial Statement Close Process:  Internal controls over the financial statement close process were not effective and represented a material weakness in internal control over financial reporting at December 31, 2005. The primary factors contributing to this material weakness were:    (i) the turnover of various accounting personnel throughout the year, including the Chief Financial Officer, Corporate Controller, Director of Tax, and the Director of Financial Reporting, (ii) the Company did not maintain a sufficient complement of personnel with a level of knowledge of the Company’s accounting records and technical competence to ensure proper application of U.S. generally accepted accounting principles, (iii) the Company did not maintain sufficient written policies and procedures, and support, particularly with respect to certain elimination entries and fresh-start accounting entries relative to the financial statement consolidation process, which contributed to the improper determination of the loss on asset dispositions and contributed to the material weakness described below in accounting for foreign currency, and (iv) the Company did not maintain effective controls to provide reasonable assurance that certain balance sheet accounts were complete, accurate, agreed to detailed support, and were based on reasonable assumptions and that account reconciliations were properly performed, reviewed and approved, including the allowance for doubtful accounts, inventory related purchases, severance accrual, group insurance accrual and pension liability.

Foreign Currency Accounting:  Management concluded that the Company’s records and Company personnel knowledge of the Company’s foreign currency accounting, particularly with regard to intercompany related balances, were inadequate and represented a material weakness. The insufficient controls include (i) limited knowledge by foreign personnel in determining the proper classification between income and other comprehensive income and (ii) insufficient review by knowledgeable U.S. personnel responsible for financial reporting.

Income Tax Accounting:  During the year end financial close process, adjustments were recorded to deferred income tax liabilities and to adjust the income tax provision. The reduction of deferred income taxes and related reduction of the Company’s income tax provision arose from subsequent changes in the book-tax basis difference of the Company’s primary subsidiary since its emergence from bankruptcy. The Company also recorded state tax liabilities potentially arising from certain tax filing positions. The Company did not maintain effective controls to identify and properly account for these concepts. Management has concluded that the Company has a material weakness for insufficient controls related to the determination and reporting of the liabilities for deferred taxes and state income taxes and the provision for income taxes.

Oversight and Monitoring of Certain International Locations:  During the year end financial statement close process, the Company identified various adjustments to the amounts reported by two of the Company’s smaller international locations. Management has concluded that a material weakness continued to exist with regard to the Company’s accounting procedures for certain foreign subsidiaries as of December 31, 2005.

Reconciliation of Intercompany Account Balances:  As of September 30, 2005, management identified a control deficiency relating to the reconciliation of intercompany account balances, which represented a material weakness. The control deficiency resulted from inadequate procedures to reconcile the intercompany account balances and analyze unmatched items. In evaluating the control deficiency, it was determined that certain items pertained to periods both prior to and subsequent to the Company’s application of fresh-start accounting upon its emergence from bankruptcy. As such, this material weakness resulted in adjustments to intercompany balances, accumulated other comprehensive loss and other income. In addition, as noted above, a material weakness was identified as of December 31, 2005 related to foreign currency accounting, primarily with regard to intercompany related balances. Therefore, management concluded that this material weakness continued to exist as of December 31, 2005.

Collectively, these material weaknesses resulted in the Company not being able to file its 2005 financial statements on Form 10-K timely as required by the Securities and Exchange Commission and required the Company to undertake a restatement of its consolidated financial statements for the year ended December 31, 2004 and the seven months ended December 31, 2003, and its quarterly consolidated financial statements for the first three quarters of 2005 and each quarter of 2004 and required Ernst & Young to significantly expand its audit scope related to these matters.

As of December 31, 2005, the Company has remediated the material weaknesses it reported as of December 31, 2004 related to the analysis of inventory variances in connection with interim financial reporting and the ineffective controls over property, plant and equipment. Variances between the Company’s actual manufacturing costs and the Company’s standards are now evaluated on a monthly basis to determine the amounts which should be capitalized in the Company’s inventory valuations for financial reporting purposes. The Company conducted a comprehensive analytical review of its property, plant and equipment to ensure the proper accounting of all leases and the adjustments associated with fresh-start accounting. The Company also initiated new review procedures and on-site financial reviews at its operating units to ensure proper determinations of depreciation expense and treatment of non-recurring transactions, such as significant leasing transactions.

As discussed above, as of December 31, 2005, there were material weaknesses in the Company’s internal control over financial reporting. The Company is currently unable to determine when these material weaknesses will be fully remediated, however it intends to address these material weaknesses as described below.

The Company is performing a comprehensive reassessment of its financial statement close process to enhance its analysis and review process through refined procedures, more effective use of the capabilities of its commercial software package, and realignment of responsibilities among the Company personnel and contract specialists.

With regard to the turnover of key accounting personnel previously described, the Company’s Chief Financial Officer, Controller and its Director of Tax departed after the third quarter of 2004, contributing to the material weakness in the Company’s ability to prepare and disclose on a timely basis the information required in its Annual Report on Form 10-K. During the second quarter of 2005, the Company hired a new Controller. This individual resigned in the third quarter of 2006. In early 2006, the Company hired a new Director of Tax and engaged several accounting and financial specialists to assist in preparing the information required in the Form 10-K. Following the departure of the various key personnel, the Company judged that it had insufficient information relative to the ongoing maintenance of its fresh-start accounting adjustments and its foreign currency accounting procedures in particular. In addition, the Company determined there was a limited understanding among its personnel relative to certain liability and valuation allowance determinations. The Company has performed extensive reconciliations with respect to each of these aspects of its records and delayed filing its Form 10-K until such work is completed with the assistance of accounting and financial specialists.

The Company has hired additional accounting personnel to replace some of the personnel who have resigned, and it is currently supplementing these personnel with several outside service providers with specialized expertise. The Company is currently conducting searches for a new Controller and other accounting supervisory and financial reporting personnel. The Company has extended an employment offer to a candidate (who is currently working with the Company as an independent contractor) for the Chief Financial Officer position.

The Company has performed extensive reconciliation procedures and analysis and has improved the documentation relative to its fresh-start accounting adjustments as they impact certain intercompany accounts and the financial statement consolidation process. It has also performed extensive reconciliation procedures and analysis and has improved the documentation relative to its foreign currency accounting for intercompany transactions. Management believes this has enhanced the knowledge of its new personnel and established more comprehensive information in its records for future reference and established new reconciliation procedures to provide accurate financial statement reporting.

With respect to its material weakness in income tax accounting, the Company has hired a new Director of Tax and utilizes the services of another major accounting firm to assist it in reviewing its income tax provision and deferred tax balances, as well as provide tax planning and consultative support. The Company has begun performing a more comprehensive analysis of components of the income tax provision in a quarterly basis. Additionally, the Company has implemented a more formal process to monitor the differences between the income tax basis and the financial reporting basis of assets and liabilities to effectively reconcile the deferred income tax balances. The Company now analyzes these amounts and reconciles the deferred tax balances and the underlying book-tax differences on a quarterly basis.

With respect to the control weaknesses at certain foreign locations, the Company assigned a manager from its U.S. group to Brazil during 2005 who is on-site on a regular basis to achieve greater oversight of the operations and financial controls. In early 2006, the Company engaged a new manager for its South African operations. In addition, the Company enhanced its analytical and review procedures with respect to each of these two locations. However, due to certain adjustments that were recorded at year end in the preparation of the Company’s financial statements, management concluded that a material weakness continues to exist relative to its oversight and monitoring of these two foreign locations.

The Company has provided Ernst & Young with a copy of the foregoing disclosures and requested that Ernst & Young furnish a letter to the Securities and Exchange Commission stating whether or not Ernst & Young agrees with the above statements. A copy of this letter, dated July 19, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company’s Audit Committee has commenced the process of selecting an independent registered public accounting firm to replace Ernst & Young.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter of Ernst & Young LLP, dated July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2006

THERMADYNE HOLDINGS CORPORATION

	By:	/s/ Patricia S. Williams
	Name:	Patricia S. Williams
	Title:	Vice President, General Counsel and
Corporate Secretary